EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PuraMed Bioscience Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), the undersigned certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 11, 2011	By:	/s/ Russell W. Mitchell
Russell W. Mitchell
Chairman and Chief Executive Officer

Date: February 11, 2011	By:	/s/ James W. Higgins
James W. Higgins
Chief Financial and Operating Officer

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURAMED BIOSCIENCE, INC.

Date: February 11, 2011	By:	/s/ Russell W. Mitchell
Russell W. Mitchell, CEO

Pursuant to requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:	Signature

February 11, 2011	By:	/s/ Russell W. Mitchell
Russell W. Mitchell, Director
(principal executive officer)

February 11, 2011	By:	/s/ James W. Higgins
James W. Higgins, Director
(principal financial officer)